SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-KA

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported:  September 23, 2003

PAULA FINANCIAL

(Exact name of registrant as specified in its charter)

Delaware	0-23181	95-4640368
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer identification number)

PAULA FINANCIAL 87 East Green Street, Suite 206 Pasadena, CA 91105
(Address of principal executive offices)

(626) 844-7100
(Registrant’s telephone number, including area code)

Item 4.  Changes in Registrant’s Certifying Accountant

In response to a staff comment letter dated October 10, 2003, regarding the Company’s Form 8-K filed on September 29, 2003 (File No. 0-23181), Item 4 is hereby revised to read as follows:

On September 23, 2003, PAULA Financial’s (the “Company’s”) Audit Committee recommended to the full Board of Directors the appointment of Ernst & Young LLP (“E&Y”) as the Company’s new independent auditors.  This recommendation was unanimously approved. KPMG LLP (“KPMG”), the Company’s former auditors, declined to stand for re-election and on September 24, 2003, their appointment as principal accountants was terminated. The transition to E&Y will be effective immediately.

During the two most recent fiscal years and through the date hereof, neither the Company nor anyone on its behalf consulted E&Y regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

During the two most recent fiscal years and the six months ended June 30, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.  Additionally, KPMG’s audit reports on the consolidated financial statements of the Company as of and for the years ended December 31, 2002 and 2001 did not contain an adverse or disclaimer of opinion and were not modified as to uncertainty or audit scope.  In 2002 the audit report included a consistency paragraph regarding the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets” effective January 1, 2002.

The Company requested KPMG to furnish a letter addressed to the Commission stating whether they agree with the above statements.  A copy of that letter is filed as Exhibit 16.1 to this Form 8-KA.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulations S-K occurring during the years ended December 31, 2002 and 2001 and for the six months ended June 30, 2003.

Item 7.  Exhibits

16.1         Letter from KPMG to the Securities and Exchange Commission dated October 14, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 17, 2003	PAULA FINANCIAL

	By:	/s/ Deborah S. Maddocks
Vice President - Finance